EXHIBIT 10.19

                            ASSET PURCHASE AGREEMENT
                            ------------------------


         THIS ASSET PURCHASE AGREEMENT, ("Agreement"), is made and entered into effective this 30th day of December, 1998 (this "Agreement"), by and among AutoCorp Financial Services, Inc., a Texas corporation, and Ace Motor Company, a Texas corporation (collectively, the "Buyer") and Lenders Auto Resale Centers of Texas, Inc., an Arizona corporation, and Lenders Liquidation Centers, Inc., an Arizona corporation, d/b/a Lenders Auto Resale Centers (collectively, the "Seller").


                                R E C I T A L S:

         Seller is a used automobile dealer in Austin, Travis County, Texas, and has five (5) locations in Austin, Texas, three of which are used automobile lots, one of which is a reconditioning center and one of which is a finance office. In connection with Seller's business, Seller is the holder and owner of
(i) automobile retail installment contracts (the "Retail Installment Contracts") arising from the sale of automobiles from Seller's places of business, and (ii) certain furniture, fixtures, software, good will and equipment located at Seller's five (5) locations (the "Personal Property"). Seller desires to sell the Retail Installment Contracts and Personal Property, all as more particularly described on Exhibit "A" attached hereto and incorporated herein (collectively, the "Assets") to Buyer, and Buyer desires to purchase such Assets from Seller, on the terms and subject to the conditions set forth in this Agreement.

         Now therefore, for and in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.01  Definitions.      For  purposes of this agreement,  the following
capitalized terms shall have the respective meanings set forth below:

          (1)  Agreement. This Asset Purchase Agreement.

          (2) Assets. Assets, as used herein, shall include, but not be limited to, (i) all Personal Property of Seller whether or not located at any of Seller's five (5) locations located in Austin, Travis County, Texas (the "Locations"), which Personal Property shall include all furniture, equipment, computer software and hardware, accounts receivable, notes receivable, credits, parts, work in process, records, phone numbers, and Seller's leasehold interest in, to and under the five (5) Locations, (ii) the Retail Installment Contracts and all rights to receive monies on and after the Cut-Off Date, and (iii) all rights and obligations under that certain Servicing Agreement between Seller, as Servicer and AutoPrime, as Owner, covering the retail installment contracts transferred to AutoPrime by Lipshy Motor Cars, Inc. All Assets shall be transferred free and clear of all liabilities, claims, liens or encumbrances, which, by execution hereof, Seller hereby retains and assumes.

          (3)  Business  Day. Any day other than a Saturday or Sunday,  or a day
               in  which  banking   institutions  in  Texas  are  authorized  or
               obligated by law or executive order to be closed.

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          (4)  Certificate of Title.  The original  Certificate of Title showing the correct name of the owner of the Vehicle and Obligor under each of the Retail Installment Contracts, naming Seller as the first, prior and sole lienholder with respect to the Vehicle and correctly identifying the Vehicle make, model, year and VIN, together with all other information as required by law or that may be customary for similarly situated businesses. In the alternative, a Certificate of Title shall refer to the original Certificate of Title for all Vehicles owned or possessed by Seller as of the Closing Date which Certificate of Title shall identify Seller as the sole and unencumbered owner of each such Vehicle.

          (5)  Closing Date. December 30, 1998.

          (6) Closing Documents. The documents required to be delivered on the Closing Date pursuant to Article VI of this Agreement.

          (7) Cut-Off Date. November 10, 1998, which date shall precede the Closing Date.

          (8)  Deleted  Retail  Installment   Contract.   A  Retail  Installment
               Contract repurchased by Seller in accordance with the terms and conditions set forth in this Agreement.

          (9) Due Date. The day on which the monthly payment is due on a Retail Installment Contract, exclusive of any days of grace or cure.

          (10) Guaranty. The Unconditioned Guaranty to be executed by Consumer Investment Corporation, a Nevada corporation ("CIC"), at Closing, guarantying all of Seller's obligations arising hereunder or in connection herewith, including, but not limited to, the Note.

          (11) Locations. (i) 6318 Burnet Road, Austin, Texas 78727, (ii) 19,017 square feet located at Highland Mall Shopping Center, Austin, Texas, (iii) 5410 Airport Boulevard, Austin, Texas, (iv) 4211 Willow Springs Road, Austin, Texas 78745, and (v) 1025 Cesar Chavez, Austin, Texas.

          (12) Monthly Payment. With respect to any Retail Installment Contract, the scheduled combined payment of principal and interest payable by the owner of the Vehicle under the Retail Installment Contract on each Due Date.

          (13) Note. The Promissory Note to be delivered by Seller to Buyer at the Closing, in the original principal amount of $2,520,919.22, bearing interest at ten percent (10%) per annum, and being due and payable in accordance with the terms and conditions set forth herein.

          (14) Obligor. The purchaser of the subject Vehicle who is obligated to make payments under the Retail Installment Contract in accordance with the terms and conditions set forth therein.

          (15) Person. An individual, corporation, partnership, joint venture, association, limited liability company, trust, unincorporated organization or any government or any agency or political subdivision thereof.

          (16) Repurchase Price. With respect to any Retail Installment Contract, a price equal to the outstanding principal balance of the Note, plus accrued interest at the rate set forth in the Retail Installment Contract from and including the Due Date through which interest has been paid on behalf of Obligor to and including the date of repurchase of the Retail Installment Contract by Seller.

          (17) Retail Installment Contract. The written agreement between Obligor and Seller governing the purchase and sale of a Vehicle and the financing terms and conditions more particularly described therein. Any reference herein to Retail Installment Contract shall include the Retail Installment Contract and all documentation in the Retail Installment Contract Package and Certificate of Title.

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          (18) Retail Installment Contract Package. Certificate of Title, Retail
               Installment Contract, completed and executed credit report of Vehicle owner (Obligor), if available, credit application of Obligor, copy of current, non-expired drivers license of Obligor and certificate of insurance of Obligor, and all information required to be identified on the Retail Installment Contract Schedule with respect to the subject Vehicle, together with any additional instruments or documents as may be customary for similarly situated businesses.

          (19) Retail Installment Contract Schedule. The Schedule of Retail Installments Contracts to be attached hereto as Exhibit "A" on the Closing Date, setting forth the following information with respect to every Retail Installment Contract: (1) Seller's loan number; (2) name, address and phone numbers of Obligor under Retail Installment Contract; (3) VIN; (4) make, model and year of Vehicle; (5) original purchase price; (6) down payment; (7) Note amount; (8) the origination date and maturity date of the Note and Retail Installment Contract; (9) monthly payments of principal and interest under the Note; (10) outstanding balance on the Note; (11) the date of each month the Note payment is due; and (12) whether Obligor has been more than fifteen (15) days delinquent in any of its obligations under the Retail Installment Contract.

          (20) Subleases. The Sublease Agreements to be duly executed by Seller, Buyer and the Landlord of each Location and delivered by Seller at or prior to Closing covering each of the Locations.

          (21) UCC Lien Search. A UCC lien search prepared by an entity approved by Buyer, at Seller's expense, showing that there are no liens or encumbrances against any of the Assets being transferred hereunder.

          (22) Vehicle. Any automobile or truck secured by a Retail Installment Contract executed by an Obligor as of the Closing Date.

          (23) VIN. The vehicle identification number.

                                   ARTICLE II

                               PURCHASE OF ASSETS

         2.01. Purchase of Assets. At the Closing (hereinafter defined), Seller agrees to sell, transfer, convey and deliver to Buyer, all right, title and interest in, to and under the Assets, and Buyer agrees to purchase and take the Assets, on the terms and subject to the conditions set forth in this Agreement.

         2.02. No Liabilities Assumed. Except as otherwise expressly provided herein, Buyer shall not assume or become responsible for any liabilities of Seller relating to the Assets or Seller's business. Buyer shall not assume any direct or indirect debts, obligations, warranties, or liabilities of Seller or any other person of any nature, whether absolute, accrued, contingent, liquidated or otherwise, and whether due or to become due, asserted or unasserted, known or unknown.

         2.03. Seller's Existing Obligations. Seller acknowledges and agrees that it has been previously advanced all monies set forth on Exhibit "D" attached hereto and incorporated herein (the "Advanced Funds"), which Advanced Funds are due and payable on demand, which demand has been made by the persons that delivered the Advanced Funds and Seller also acknowledges full recourse liability on Retail Installment Contracts previously conveyed to AutoPrime, Inc.

         2.04. Consideration. The aggregate purchase price (the "Purchase Price") for the Assets shall consist of the following, payable on the Closing
Date:


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                  (a)  Acceptance  by  Buyer of the  Note in the  amount  of the
         Advanced Funds more particularly described on Exhibit "D" attached hereto in lieu of immediate demand of repayment of the Advanced Funds.

                  (b) Assumption of Seller's recourse obligations owed to AutoPrime, Inc. ("AutoPrime") relating to retail installment contracts, having an aggregate value of $3,541,393.63 as of December 28, 1998, purchased by AutoPrime from Seller and predecessors-in-interest to Seller (not including any obligations relating to Lipshy Motor Cars, Inc.), all such retail installment contracts being more particularly described on Exhibit "E" attached hereto and incorporated herein; and

                  (c) Seller's delivery to Buyer of the Note.

         2.04. Allocation of Purchase Price. The parties hereto acknowledge and agree that the Purchase Price shall be allocated among the Assets for all purposes (including financial, accounting and tax purposes) as determined by Buyer in its sole and absolute discretion. Further, the parties hereto acknowledge and agree that the two Buyers named herein will divide and allocate the Assets and liabilities being transferred hereunder subsequent to Closing.

         2.05. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the office of Buyer (or such other place as the parties may agree) on the Closing Date or such other date as may be mutually agreeable by Seller and Buyer. Notwithstanding the foregoing, the Closing will not take place unless all of the conditions set forth in Article VI have been satisfied or waived on the Closing Date.

         2.06. Further Assurances. At or after the Closing, and without further consideration, Seller and Buyer will execute and deliver to each other such further instruments of conveyance and transfer as any party may reasonably request in order to more effectively convey and transfer the Assets to Buyer, or aid and assist the collecting and reducing to possession of any of the Retail Installment Contracts and Vehicles and exercising rights with respect to any of the Retail Installment Contracts, provided that no such instruments will subject any party to any loss, cost, liability, obligation, expense, or risk not contemplated by this Agreement.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         As an inducement to Buyer to consummate the transactions contemplated by this Agreement, Seller hereby jointly and severally represents and warrants to Buyer as follows:

         3.01. Organization and Qualification. Each Seller is a corporation duly formed, validly existing, and in good standing under the laws of its state of incorporation, has all requisite power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary.

         3.02. Authority. Each Seller has all requisite corporate power and authority to execute and deliver this Agreement and the other documents contemplated by this Agreement (the "Ancillary Agreements") to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which Seller is a party and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, corporate or otherwise. This Agreement and the Ancillary Agreements have been duly executed and delivered by Seller and constitute the legal, valid, and binding obligations of Seller, enforceable in accordance with their respective terms.

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         3.03.  No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement and the Ancillary Agreements by Seller does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the articles of incorporation, bylaws, or any other organizational document of Seller, as amended or restated as of the date of this Agreement; (ii) conflict with or violate in any respect any federal, state, foreign, or local law, statute, ordinance, rule, regulation, order, judgment, or decree, including, without limitation, laws relating to employment discrimination, fair employment practices, fair labor standards, equal employment opportunity, individual or collective employee rights, and occupational health and safety (collectively, the "Laws") applicable to Seller or by which any of its properties is bound or subject; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to any other Person any rights of termination, amendment, acceleration, or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Seller is a party or by or to which Seller or any of Seller's properties is bound or subject.

                  (b) The execution and delivery of this Agreement and the Ancillary Agreements by Seller do not, and consummation of the transactions contemplated hereby and thereby will not, require Seller to obtain any consent, license, permit, approval, waiver, authorization, or order of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (collectively, "Governmental Entities").

         3.04. Permits; Compliance. Each Seller is in possession of all franchise grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates (including, without limitation, certificate of occupancy), approvals, and orders necessary to own, lease, and operate its properties and to carry on its business as it is now being conducted and currently proposed to be conducted (collectively, the "Permits"), and there is no action, proceeding, or investigation pending or threatened regarding suspension or cancellation of any of Permits. Seller is not in conflict with or in default or violation of (a) any Law applicable to Seller or by or to which any of its properties is bound or to which they may be subject or (b) any of Permits. Seller has not received any written notice with respect to possible conflicts, defaults, or violations of Laws from any Governmental Entity.

         3.05. Title to Assets. Each Seller has good and marketable title to all of the Assets and owns all of the Assets free and clear of any liabilities, obligations, liens, claims, security interests or, encumbrances of any nature (collectively, "Liens"), other than statutory liens securing current taxes and other obligations that are not yet due and payable. The execution and delivery of this Agreement and the Ancillary Agreements by Seller at the Closing will convey to and vest in Buyer good and marketable title to the Assets, free and clear of any Liens or claims whatsoever.

         3.06. Financial Statements. Seller has previously delivered to Buyer, correct, and complete copies of (a) the audited financial statements of each Seller as of and for the year ended December 31, 1997, including balance sheets and statements of income and cash flow, and (b) the interim financial statements of Seller as of and for the period ended _________________, 19__, including a balance sheet as of such date and statements of income and cash flow as of such dates prepared by an independent certified public accounting firm (collectively, the "Financial Statements"). To the best of Seller's knowledge, the Financial Statements present fairly, in all material respects, the financial position of Seller at the dates shown and the results of operations and cash flows for the periods covered in accordance with generally accepted accounting principles applied on a consistent basis. Seller has no present knowledge of any liabilities of any sort, whether absolute or contingent, due or to become due, known or unknown, asserted or unasserted, which could impair Seller's right, title or interest in, to an under the Assets or Seller's ability to convey same hereunder.

         3.07. Absence of Litigation. There is no claim, action, suit, litigation, proceeding, arbitration, or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or threatened against or involving Seller or any of the Assets, or relating to this Agreement or the transactions contemplated by this Agreement, and with respect

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to the Assets or relating to the operation of Seller's  business,  Seller is not subject to any continuing order of, consent decree, settlement agreement, or other similar written agreement with, or continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree, or award
of  an  Governmental  Entity  or  arbitrator,   including,  without  limitation,
cease-and-desist or other orders.

         3.08.    Taxes.

                  (a) All returns and reports of or with respect to any tax that are required to be filed by or with respect to each Seller or its business or activities have been duly and timely filed. All items of income, gain, loss, deduction, and credit or other items required to be included in each such tax returns have been included, and all information provided in each such tax return is true, correct, and complete. All taxes that have been or are due have been timely paid in full. Seller is not subject to taxation by any jurisdiction where Seller does not file tax returns.

                  (b) Seller has timely paid and delivered to the appropriate governmental authorities all sales taxes and licensing fees relating to the sale of Vehicles to the Obligors pursuant to the Retail Installment Contracts and all applicable laws, rules and regulations or Seller has paid all sales tax payments on Vehicles identified in all of the Retail Installment Contracts or has set aside adequate reserves to pay same, and, in this regard, at the Closing, Seller shall deliver to Buyer an amount equal to all sales taxes due or that will become due under the Retail Installment Contracts (6.25% x outstanding balance on Retail Installment Contracts). Buyer shall be responsible for delivering the sales tax payments becoming due and payable after the Closing Date to the applicable regulatory authorities out of monies delivered by Seller to Buyer at Closing only to the extent of funds actually received by Buyer from Seller.

                  (c) There are no pending audits, actions, proceedings, investigations, disputes, or claims with respect to or against Seller for or with respect to any taxes; no assessment, deficiency, or adjustment has been assessed or proposed with respect to any tax return of or with respect to Seller; and there is no reasonable basis on which any claim for material taxes can be asserted against Seller.
         None of Seller's tax returns has been audited by any taxing authority.

                  (d) To the best of Seller's knowledge, except for inchoate statutory liens for current taxes not yet due, no liens for taxes exist upon the assets of Seller.

         3.09. Brokers; Other Transactions. Seller will be responsible for the payment of any brokerage, finder's, or other fees or commissions incurred in connection with the transactions contemplated by this Agreement or based upon arrangements made by or on behalf of Seller. Seller represents and warrants to Buyer that it is not party or subject to any actual or prospective agreement, arrangement, or understanding, written or oral, express or implied, involving any transaction that is inconsistent with their execution and delivery of this Agreement.

         3.10. Environmental Matters. The Assets, operations and activities of Seller with respect to such Assets and Seller's business, comply currently with, and have at all times complied with, all applicable Environmental Laws (as defined below). Seller (or its properties or operations) is not subject to any existing, pending, or threatened action, suit, claim, investigation, inquiry, or proceeding by or before any Governmental Entity under any Environmental Law. There are no physical or environmental conditions existing on any of the Locations or resulting from Seller's operations or activities thereon, past or present, at any location, that would give rise to any on-site or off-site remedial obligations or other liabilities imposed under any Environmental Laws or that would affect the soil, groundwater, surface water, or human health. There has been no exposure of any Person or property to hazardous substances or any pollutant or contaminant, nor has there been any release of hazardous substances or any pollutant or contaminant into the environment, by Seller or in connection with Seller's business at the Locations.

         For purposes of this Agreement, the term "Environmental Laws" means any and all laws, statutes, ordinances, rules, regulations, or orders of any

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Governmental Entity pertaining to health or the environment  currently in effect in any and all jurisdictions in which Seller owns property or conducts business,
including  without  limitation,  the  Comprehensive   Environmental,   Response,
Compensation, and Liability Act of 1980 ("CERCLA") as amended; the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended; any state laws
implementing   the  foregoing   federal  laws;   and  all  other   environmental
conservation or protection laws. For purposes of this Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA and RCRA, and the term "disposal" has the meaning specified in RCRA; provided, however, that to the extent the laws of the state in which the Locations are located establish a meaning for "hazardous substance," "release," or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning will apply.

         3.11. Retail Installment Contracts. As to each Retail Installment Contract secured by first priority liens on Vehicles, each Seller jointly and severally represents and warrants that:

          (a) the Retail Installment Contract is in form and substance in compliance with all applicable governmental requirements;

          (b) the Retail Installment Contract is the only instrument executed by Seller for the purchase of the Vehicle described therein and is and will continue to be free from defenses, offsets and counterclaims;

          (c) all statements contained in each Retail Installment Contract are true and correct and the unpaid balance as shown therein and on Exhibit "A" attached hereto is correct;

          (d) any down payment in any Retail Installment Contract has been made in cash and not its equivalent unless otherwise stated in the Retail Installment Contract;

          (e) no part of the down payment described in any Retail Installment Contract and reflected as paid has been loaned or given directly or indirectly by Seller to Obligor on the Retail Installment Contract;

          (f) the financed Vehicle described in the Retail Installment Contract has been delivered;

          (g) each sale evidenced by said Retail Installment Contract was completed in accordance with all governmental requirements affecting such sale, including, but not limited to, the Federal Truth-in-Lending Act, the Magnuson and Moss Warranty Federal Trade Commission Improvement Act and Warrant Act, Federal Equal Credit Opportunity Act, The Federal Trade Commission Act, and all applicable state and local laws, rules and regulations;

          (h) all required disclosures to the Obligor on the Retail Installment Contract were made in accordance with all governmental requirements;

          (i) the Obligor in each Retail Installment Contract had the legal capacity to enter into said Retail Installment Contract;

          (j) the names and signatures on each Retail Installment Contract are not forged, fictitious or assumed and are true and correct;

          (k) each Retail Installment Contract is valid, binding and fully enforceable in the jurisdiction in which it was executed;

          (l) no payment under any Retail Installment Contract is past due by fifteen (15) days or more and all Retail Installment Contracts have been paid current through and until the Cut-Off Date and the Closing Date;

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


          (m) all information in the Retail Installment Contract Packages is complete, true and correct;

          (n)  all  Retail  Installment   Contracts  are  fully  enforceable  in
     accordance with the terms and conditions set forth therein;

          (o) there are no other liens effecting the Vehicles that are the collateral under the Retail Installment Contracts other than the first and prior lien of Seller as evidenced on the Certificate of Title;

          (p) no Obligor has filed for bankruptcy or protection from creditors prior to or following the date of each Obligor's respective Retail Installment Contract; and

          (q) there is no fact or circumstance, whether known or unknown, that would impair the value of the Retail Installment Contracts or Buyer's ability to sell, transfer or dispose of same for value in the ordinary course of business.

         3.12. Effective Dates of Representations and Warranties. All representations and warranties shall be deemed to be effective as of the effective date hereof, the Cut-Off Date and the Closing Date. Seller covenants and agrees to use its best efforts to supplement all information delivered to Buyer, including, but not limited to, all information, documents and instruments included in the Retail Installment Contract Packages, if any of the information relating to these representations and warranties becomes untrue or inaccurate subsequent to the effective date of this Agreement.

         3.13. Survival; Remedies. All representations and warranties made in or pursuant to this Agreement are joint and several as to each Seller and will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of two (2) years following the Closing Date. All statements and information contained in any Retail Installment Contract Package, schedules, exhibits, certificate, or other writing delivered in connection with this Agreement or the Ancillary Agreements or the transactions contemplated by this Agreement or the Ancillary Agreements will constitute representations and warranties of Seller under this Agreement. Seller agrees that Buyer will have no duty, express or implied, to make any investigation of any representation or warranty made by Seller or contained in any Retail Installment Contract Package, and that no failure to so investigate will be considered negligent or unreasonable. All remedies under this Agreement will be cumulative and not exclusive.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         Buyer hereby represents and warrants to Seller as follows:

         4.01. Organization. Each Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, and is duly qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would affect the validity or enforceability of this Agreement.

         4.02. Authority. Each Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of any of Buyer are necessary to authorize this Agreement and the Ancillary Agreements to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements have been duly executed and delivered by Buyer and, assuming the due authorization, execution, and delivery of this Agreement and the Ancillary Agreements by Seller, constitute the legal, valid, and binding obligations of the Buyer, enforceable in accordance with their respective terms.

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



                                    ARTICLE V

                 INDEMNIFICATION; SELLER'S REPURCHASE OBLIGATION

         5.01. Indemnification of Buyer. Seller will jointly and severally indemnify and hold Buyer, its subsidiaries and its respective directors, officers, employees, and agents (collectively, the "Buyer Parties") harmless from any and all claims, losses, liabilities, and expenses that Buyer may suffer or incur as a result of or relating to the breach or inaccuracy of any of the representations, warranties, covenants, or agreements made by Seller in this Agreement or pursuant to the Ancillary Agreements.

         5.02. Indemnification of Seller. Buyer will indemnify and hold Seller harmless from any and all claims, losses, liabilities, and expenses that any Seller may suffer or incur as a result of or relating to the breach or inaccuracy, or any alleged breach or inaccuracy, of any of the representations, warranties, covenants, or agreements made by the Buyer in this Agreement or pursuant to the Ancillary Agreements.

         5.03. Notice. Any party entitled to receive  indemnification under this
Article V (the "Indemnified Party") agrees to give prompt written notice to the party or parties required to provide such indemnification (the "Indemnifying Parties") upon the occurrence of any indemnifiable claim or the assertion of any claim or the commencement of any action or proceeding in respect of which such a claim may reasonably be expected to occur (a "Loss Claim"), but the Indemnified Party's failure to give such notice will not affect the obligations of the Indemnifying Party under this Article V except to the extent that the Indemnifying Party is materially prejudiced thereby and will not affect the Indemnifying Party's obligations or liabilities otherwise than under this
Article V. Such written notice will set forth a reference to the event or events forming the basis of such Loss or Loss Claim and the estimated amount involved, unless such amount is uncertain or contingent, in which event the Indemnified Party will give a later written notice when the amount becomes fixed.

         5.04. Repurchase Obligation. Notwithstanding the indemnification obligation of Seller described in Section 5.01 above, in the event Buyer discovers that any of the representations and warranties of Seller are inaccurate or there has been any fraud by Seller with respect to the Assets, including any one or more of the Retail Installment Contracts, Buyer shall notify the Seller of such discovery and Seller shall have the period of five (5) days of the discovery of any breach of a representation or warranty or existence of fraud by Seller with respect to the Assets, including the Retail Installment Contracts, to use its best efforts to cure such breach or fraud by Seller in all respects and, if such breach or fraud cannot be cured, the Seller immediately shall repurchase such Retail Installment Contract at the Repurchase Price defined in Section 1.01 above. Upon the delivery of the Repurchase Price by Seller to Buyer, Seller shall promptly deliver the Retail Installment Contract Package to Seller at the address set forth herein. The amount of the Repurchase Price shall be delivered by Seller to Buyer in the form of wire transfer or cashier's check within one (1) Business Day from the expiration of the five (5) day cure period described above in this Section 5.04. Upon such repurchase, any such Retail Installment Contract shall be deemed a Deleted Retail Installment Contract and Exhibit "A" attached hereto and incorporated herein shall be modified accordingly.


                                   ARTICLE VI

                               CLOSING CONDITIONS

         6.01. (a) Conditions to Closing. The obligations of Buyer to purchase the Retail Installment Contracts and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing in the sole and absolute discretion of Buyer, in whole or in part:

                  (i) Each of the representations and warranties of Seller contained in this Agreement and all instruments and information contained in the Retail Installment Contract Packages and the Retail

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

         Installment Contract Schedule must be true, complete and correct in all respects as of the Cut-Off Date and Closing Date as though made on and as of such dates.

                  (ii)  Seller  must  have   performed  and  complied  with  all
         agreements and covenants required by this Agreement to be performed and complied with by Seller on or prior to the Closing Date.

                  (iii) There must be no pending or threatened litigation in any court or any proceeding before or by any governmental entity against Seller or Buyer to restrain or prohibit or obtain damages or other relief with respect to this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

                  (iv) Buyer shall have received the UCC Lien Search showing that there are no claims or liens against the Assets being transferred hereunder.

                  (v) Seller  shall have  delivered  to Buyer  originals  of all
         Retail Installment Contract Packages identified on the Retail Installment Contract Schedule and all Certificates of Title for the Vehicles being transferred from Seller to Buyer, and same shall be true, accurate and complete as of the Closing Date, and Buyer shall have an adequate amount of time to review all such information; provided that Buyer shall have no obligation to do so and Buyer shall be entitled to rely solely on Seller's representations, warranties and covenants set forth herein.

         6.02.    Closing Deliveries.

               (a)  At the Closing, Seller shall deliver to Buyer the following:

                    (i) an executed Bill of Sale  conveying the Assets to Buyer, substantially in the form of Exhibit "B" attached hereto;

                    (ii) an  originally  executed  (by Seller)  Allonge for each
               Retail Installment Contract to be attached to each Retail Installment Contract substantially in the form of Exhibit "C" attached hereto incorporated herein;

                    (iii) certified authorizing resolutions of Seller's Board of
               Directors and shareholders authorizing the consummation of the transactions contemplated hereby (the "Resolutions");

                    (iv)  endorsed   Certificates  of  Title   transferring  the
               Vehicles to Buyer;

                    (v) the executed Subleases;

                    (vi) the Note;

                    (vii) the Unconditional Guaranty of CIC; and

                    (viii) the  amount of funds  necessary  to satisfy  Seller's sales tax obligations under the Retail Installment Contracts as more particularly described in Section 3.08(b).

               (b)  At the Closing, Buyer shall deliver to Seller the following:

                    (i) Seller  acknowledges  prior  delivery and receipt of the
               Advanced Funds; and

                    (ii) Buyer shall assume  Seller's  recourse  obligations  to
               AutoPrime as more particularly described on Exhibit "E" attached hereto.

         6.03. Termination of Employees by Seller. Prior to the Closing, Seller shall terminate all employees, independent contractors, and service contracts. Buyer shall be entitled to hire any such persons or no such persons in its sole and absolute discretion.

         6.04. Post-Closing Matters. From and after the Cut-Off Date, all payments on the Retail Installment Contracts received by Seller shall be held in trust for the benefit of Buyer and Seller shall immediately deliver all such amounts to Buyer at the address set forth herein. In the event Buyer receives payments under the Retail Installment Contracts made payable to Seller, Buyer shall be permitted to endorse all such payments for the benefit of and to be deposited by Buyer. Seller hereby covenants and agrees to promptly assist Buyer in notifying all Obligors under the Retail Installment Contracts of the purchase and sale contemplated by this Agreement.

         6.05. Power of Attorney. By execution hereof, with respect to the Retail Installment Contracts and the Vehicles being transferred hereunder, Seller hereby makes, constitutes and appoints Buyer, and Buyer's successors and assigns, with full power of substitution and resubstitution, as Seller's true and lawful attorney-in-fact for Seller and in Seller's name, place and stead for Buyer's use and benefit, to sign, endorse, execute, certify, acknowledge, swear to, file, and record all instruments, checks, money orders, cashier's checks, Certificates of Title, assignments and documents as may be necessary to effectuate the consummation of the transactions contemplated by this Agreement, including, but not limited to, effectuating the receipt by Buyer of all payments under the Retail Installment Contracts arising or accruing from and after the Cut-Off Date.

         6.06. Resignation of William O. Merritt and Dennis W. Miller. By execution hereof, William O. Merritt and Dennis W. Miller hereby resign from any and all positions as officers directors and employees of AutoCorp Equities, Inc., except that William O. Merritt shall continue as a director.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.01. Notices. All notices that are required or may be given pursuant to this Agreement must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by telecopy or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this Section 7.01) in accordance with the following:

                  If to Buyer:

                           AutoCorp Financial Services, Inc.
                           Ace Motor Company
                           5949 Sherry Lane, Suite 525
                           Dallas, Texas 75225
                           Attention:  Mr. Charles Norman, President
                           Telecopy:   (214) 378-8292

                  with a copy to:

                           Creel, Sussman & Moore, L.L.P.
                           5949 Sherry lane, Suite 525
                           Dallas, Texas 75225
                           Attn:  Ronald L. Sussman
                           Telecopy:  (214) 378-8290


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

                  If to Seller:

                           Lenders Auto Resale Centers of Texas, Inc.
                           Lenders Liquidation Centers, Inc.
                           d/b/a Lenders Auto Resale Centers


                           Attn: William O.  Merritt
                           Telecopy: (_____)

Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the day it is personally delivered or delivered by courier or overnight delivery service or sent by telecopy or, if mailed, when actually received.

         7.02. Attorneys= Fees and Costs. If attorneys= fees or other costs are incurred to secure performance of any obligations under this Agreement, or to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys= fees and costs incurred in connection therewith.

         7.03. Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties to this Agreement, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

         7.04. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned or delegated by any party, without the prior written consent of the other parties; provided, that Buyer may assign its rights and obligations under this Agreement to any affiliate of or successor-in-interest to Buyer. This Agreement is not intended to confer any rights or benefits to any Person other than the parties to this Agreement.

         7.05. Entire Agreement. This Agreement and the related documents contained as Exhibits and Schedules to this Agreement or expressly contemplated by this Agreement contain the entire understanding of the parties relating to the subject matter hereof and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof. This Agreement cannot be modified or amended except in writing signed by the party against whom enforcement is sought. The Exhibits and Schedules to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes.

         7.06. Governing Law; Venue; Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. THIS AGREEMENT IS PERFORMABLE IN DALLAS COUNTY, TEXAS, AND VENUE FOR RESOLUTION OF ANY DISPUTE ARISING HEREUNDER OR IN CONNECTION HEREWITH SHALL LIE EXCLUSIVELY IN DALLAS COUNTY, TEXAS. EACH OF THE PARTIES EXPRESSLY CONSENTS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF TEXAS.


         IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed as of the date and year first written above by their respective officers thereunto duly authorized.


                                     Buyer:
                                     -----
                                     AUTOCORP FINANCIAL SERVICES, INC.,
                                     a Texas corporation

                                     By:     /s/ Charles Norman
                                             -------------------------
                                             Charles Norman, President




                                     ACE MOTOR COMPANY, a Texas corporation



                                     By:     /s/ Charles Norman
                                             -------------------------
                                             Charles Norman, President


Seller:
------

LENDERS LIQUIDATION CENTERS, INC.,
an Arizona corporation, d/b/a
Lenders Auto Resale Centers


By:      /s/ William O. Merritt
         ------------------------------
         William O.  Merritt, President



LENDERS AUTO RESALE CENTERS OF
TEXAS, INC., an Arizona corporation



By:      /s/ William O. Merritt
         -----------------------------
         William O. Merritt, President



/s/ William O. Merritt
---------------------------------
William O. Merritt, an individual


/s/ Dennis Miller
---------------------------------
Dennis Miller, an individual



                                      163